Exhibit 10.1

The Management Network Group, Inc.

2008 Executive Incentive Compensation Plan

The following is a description of the executive incentive compensation plan for fiscal year 2008 adopted by the independent members of the Board of Directors of The Management Network Group, Inc.:

The amount, if any, of the bonus pool for fiscal year 2008 will be determined as follows:

2008 Non-GAAP EBITDA[1]	Incremental Rate	Cumulative Pool Amount
Less than $7,000,000	None	$0
$7,000,000	None	$800,000
$7,000,001 to $8,000,000	15%	$800,000 plus 15% of the amount over $7,000,000
$8,000,001 to $9,000,000	25%	$950,000 plus 25% of the amount over $8,000,000
$9,000,001 to $10,000,000	25%	$1,200,000 plus 25% of the amount over $9,000,000
$10,000,001 to $11,000,000	25%	$1,450,000 plus 25% of the amount over $10,000,000
$11,000,001 to $12,000,000	25%	$1,700,000 plus 25% of the amount over $11,000,000
$12,000,001 to $13,000,000	25%	$1,950,000 plus 25% of the amount over $12,000,000
$13,000,001 to $14,000,000	25%	$2,200,000 plus 25% of the amount over $13,000,000
$14,000,001 to $15,000,000	25%	$2,450,000 plus 25% of the amount over $14,000,000
$15,000,001 to $16,000,000	25%	$2,700,000 plus 25% of the amount over $15,000,000
$16,001,000 to $16,200,000	25%	$2,950,000 plus 25% of the amount over $16,000,000 Pool is capped at $3,000,000

Eligible Participants: Principal executive officer, president and chief operating officer, and principal financial officer.

The distribution of the bonus pool amount, if any, among the Eligible Participants will be determined by the Compensation Committee and/or independent directors.

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1 Non-GAAP EBITDA excludes non-cash charges and extraordinary one-time items approved by the Compensation Committee.